Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS FIRST QUARTER EPS OF $0.08 VERSUS $(0.01); ADJUSTED EPS OF $0.07 VERSUS $0.08;
NORTH AMERICA SALES UP 5 PERCENT

LAKE ZURICH, ILLINOIS, May 4, 2020 - ACCO Brands Corporation (NYSE: ACCO), today announced its first quarter earnings for the period ended March 31, 2020.

•	1Q EPS of $0.08 versus $(0.01) in prior year

•	Adjusted 1Q EPS of $0.07 versus $0.08 in 2019

•	1Q net sales $384.1 million, down 3 percent

•	North America sales grew 5 percent

•	Declared dividend of $0.065 per share

•	Amended bank covenant to provide increased financial flexibility

•	Initiated broad incremental cost reduction actions

"Thanks to the hard work and sacrifices of the global ACCO Brands team, we delivered quarterly results that met our expectations despite the COVID-19-related disruptions. Moving forward, we are facing an uncertain environment with limited visibility due to government and business actions being taken in response to the pandemic. As a result, we have initiated many incremental cost reduction initiatives that will benefit our second quarter and beyond. While the near-term is challenging, we are well-positioned for the long term," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands.

"Looking at the second quarter, our back-to-school orders have remained solid while our commercial orders are very soft. Based on what we have seen thus far, we expect our second quarter sales and profits to be down significantly compared with last year. However, our balance sheet remains strong, we have good liquidity, and no debt maturities until May 2024. We also amended our bank debt maintenance covenant to give us additional financial flexibility to deal with the impact of COVID-19. We expect to continue to generate strong cash flow for the full year," Elisman added.

First Quarter Results

Net sales decreased 2.5 percent to $384.1 million from $393.9 million in 2019 due to adverse foreign exchange of $10.6 million, or 2.7 percent. The Foroni acquisition added $14.4 million. Comparable sales decreased 3.5 percent driven by weakness in the EMEA and International segments, particularly in March from COVID-19-related business closures. These declines were partially offset by growth in North America.

Operating income was $17.4 million, a decrease of $0.5 million, from $17.9 million in 2019, primarily due to lower sales from the impact of COVID-19 business closures. The Foroni acquisition was immaterial. Foreign exchange reduced operating income $1.2 million and lower restructuring charges were a $2.4 million benefit. Adjusted operating income was $18.0 million, a decrease of $3.1 million from $21.1 million in 2019 due to the lower sales and adverse foreign exchange.

Net income was $8.0 million, or $0.08 per share, compared with a net loss in 2019 of $(0.6) million, or $(0.01) per share, because of an unusually high tax rate and $3.2 million of charges in 2019. Adjusted net income was $7.0 million, down from $8.8 million in 2019 largely due to lower adjusted operating income. Adjusted earnings per share were $0.07 compared with $0.08 in 2019.

Business Segment Results

ACCO Brands North America - Sales of $167.8 million increased 4.6 percent from $160.4 million in 2019. Comparable sales increased 4.7 percent. The sales growth was largely from higher pricing and included growth in the Kensington®, Swingline®, Quartet®, and Five Star® brands. Gross margin decreased due to lower fixed cost absorption and unfavorable product and customer mix. Operating income of $7.6 million increased from $6.8 million in 2019 due to lower restructuring charges. Adjusted operating income of $7.6 million decreased 7.3 percent from $8.2 million in 2019 as a result of the lower gross margin, partially offset by lower incentive accruals.

ACCO Brands EMEA - Sales of $127.5 million decreased 13.0 percent from $146.5 million in 2019. Comparable sales decreased 10.1 percent. Both decreases were primarily the result of COVID-19-related customer closures in March. Adverse foreign exchange reduced sales 2.9 percent. Operating income of $12.0 million decreased from $15.9 million in 2019 and adjusted operating income of $11.9 million decreased from $16.1 million. Both declines were due to lower sales, an unfavorable product mix, and lower fixed cost absorption, partially offset by lower incentive accruals.

ACCO Brands International - Sales of $88.8 million increased 2.1 percent from $87.0 million in 2019 as the Foroni acquisition added $14.4 million, or 16.6 percent, and was partially offset by adverse foreign exchange, which reduced sales $6.1 million, or 7.0 percent. Comparable sales decreased 7.5 percent primarily due to COVID-19-related business closures and supply chain disruptions from China. Operating income increased to $5.9 million from $5.6 million in 2019 primarily from lower incentive accruals. The Foroni acquisition was immaterial. Adjusted operating income of $6.4 million decreased from $6.8 million due to adverse foreign exchange.

Incremental Cost Reduction Actions in Response to COVID-19

In March, the company initiated new cost reduction actions beyond its normal productivity initiatives. The savings from these and other actions are expected to reduce expenses approximately $20 million in the second quarter. These actions include reducing discretionary spending such as travel, freezing hiring, delaying non-essential capital spending, as well as numerous actions to reduce payroll and benefit costs. Among others, the payroll-related actions include: temporary salary reductions for most of the staff, ranging from 50 percent for the CEO, to 30 percent for executives, to 10 percent to 30 percent for most other global employees; a temporary 50-percent reduction to the Board of Directors' annual cash retainers; indefinite postponement of 2020 merit increases except where mandated by law; release of 2020 bonus accruals due to lack of achievement; temporary furloughs across the organization; suspension of company match for the U.S. 401(k) plan; layoffs of production and distribution employees commensurate with the drop in demand; and participation in numerous international government wage subsidy programs.

Safeguarding Employees and Facilities

ACCO Brands management made early decisions to minimize COVID-19 exposure to its employees by canceling international and domestic travel and meetings, implementing additional deep cleaning and disinfecting at its facilities, asking employees to work from home where possible, and quarantining employees as appropriate. The company also implemented extra hygiene and social distancing policies in all facilities consistent with CDC and WHO recommendations and local government guidelines. As of the middle of March, the vast majority of ACCO Brands office employees began working from home. Most factories and distribution facilities have remained open to meet customer demand. The health and safety of our employees are paramount, and we will continue to monitor and update our actions as warranted.

Capital Allocation

In the first quarter, the company used $25.2 million of net cash from operating activities and $32.1 million of free cash flow, including capital expenditures of $6.9 million. The company also repurchased 2.9 million shares for a net $19.1 million, and paid $6.2 million in dividends.

Capital allocation priorities for 2020 will be to reduce debt and fund dividends. The company does not intend to repurchase shares during the remainder of this year.

Outlook

"Currently, we have very limited visibility beyond the second quarter because of the uncertainties of the pandemic. Therefore, we will not be issuing a full year outlook for sales and adjusted earnings per share. We have greater visibility about our ability to generate cash and expect to generate over $100 million of free cash flow for the year with over $120 million in operating cash flow less $20 million in capital expenditures," Elisman continued.

Although the company does not typically provide quarterly guidance, it is doing so for the second quarter with very broad ranges. The outlook for the second quarter is a sales decline in a range of 25 percent to 40 percent, and adjusted earnings per share in a range of $0.07 to ($0.05). The second quarter outlook includes an adverse foreign exchange impact of 3 percent on sales and negligible impact on adjusted EPS.

"We remain confident in the long-term future of our company. We have an experienced leadership team and a resilient organization. That, combined with a strong balance sheet, good liquidity, and financial flexibility, will allow us to emerge stronger from these current challenges," Elisman concluded.

Webcast

At 8:30 a.m. Eastern time on May 5, 2020, ACCO Brands Corporation will host a conference call to discuss the company's first quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section at the end of this earnings release.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements concerning the impacts of the COVID-19 pandemic on the company’s business, operations, results of operations, liquidity and financial condition, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic on the global economy and other changes in the macro environment; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the scope and duration of the COVID-19 pandemic, government actions and other third party responses to it and the consequences for the global economy, uncertainties regarding how geographies, distribution channels and consumer behaviors will evolve over time in response to the pandemic, and its impact on our business, operations, results of operations and financial condition, including, among others, manufacturing, distribution and supply chain disruptions, reduced demand for our products and services, and the financial condition of our suppliers and customers, including their ability to fund their operations and pay their invoices. Additionally, many of the other risk factors affecting us are currently elevated by, and may continue to be elevated by, the COVID-19 pandemic.

Other factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with shifts in the channels of distribution for our products; issues that affect customer and consumer spending decisions during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; our ability to successfully implement our cost reduction and productivity initiatives; risks associated with the changes to U.S. trade policies and regulations, including increased import tariffs and overall uncertainty surrounding international trade relations; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory and compliance and other risks in such markets; the effects of the U.S. Tax Cuts and Jobs Act; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; risks associated with changes in the cost or availability of raw materials, labor, transportation and other necessary supplies and services and the cost of finished goods; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants, our ability to comply with financial ratios and tests, and the phase out of the London Interbank Offered Rate; a change in or discontinuance of our stock repurchase program or the payment of dividends; the bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims, recalls or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises such as the occurrence of contagious diseases like COVID-19, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman        Julie McEwan
Investor Relations        Media Relations
(847) 796-4320        (937) 974-8162

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$93.4	$27.8
Accounts receivable, net	298.9	453.7
Inventories	291.6	283.3
Other current assets	54.1	41.2
Total current assets	738.0	806.0
Total property, plant and equipment	631.6	651.7
Less: accumulated depreciation	(381.0)	(384.6)
Property, plant and equipment, net	250.6	267.1
Right of use asset, leases	92.1	101.9
Deferred income taxes	109.2	119.0
Goodwill	717.7	718.6
Identifiable intangibles, net	725.9	758.6
Other non-current assets	19.7	17.4
Total assets	$2,653.2	$2,788.6
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$15.7	$3.7
Current portion of long-term debt	51.5	29.5
Accounts payable	185.9	245.7
Accrued compensation	28.3	48.5
Accrued customer program liabilities	64.2	99.7
Lease liabilities	19.9	21.8
Other current liabilities	104.0	139.9
Total current liabilities	469.5	588.8
Long-term debt, net	856.9	777.2
Long-term lease liabilities	81.7	89.8
Deferred income taxes	167.3	177.5
Pension and post-retirement benefit obligations	268.9	283.2
Other non-current liabilities	91.0	98.4
Total liabilities	1,935.3	2,014.9
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(39.9)	(38.2)
Paid-in capital	1,874.3	1,890.8
Accumulated other comprehensive loss	(545.1)	(505.7)
Accumulated deficit	(572.4)	(574.2)
Total stockholders' equity	717.9	773.7
Total liabilities and stockholders' equity	$2,653.2	$2,788.6

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2020	2019	% Change
Net sales	$384.1	$393.9	(2.5)%
Cost of products sold	271.9	268.1	1.4%
Gross profit	112.2	125.8	(10.8)%
Operating costs and expenses:
Selling, general and administrative expenses	86.1	95.9	(10.2)%
Amortization of intangibles	8.4	9.3	(9.7)%
Restructuring charges	0.3	2.7	(88.9)%
Total operating costs and expenses	94.8	107.9	(12.1)%
Operating income	17.4	17.9	(2.8)%
Non-operating expense (income):
Interest expense	8.6	10.4	(17.3)%
Interest income	(0.3)	(0.9)	(66.7)%
Non-operating pension income	(1.5)	(1.4)	(7.1)%
Other income, net	(0.5)	(0.2)	150.0%
Income before income tax	11.1	10.0	11.0%
Income tax expense	3.1	10.6	(70.8)%
Net income (loss)	$8.0	$(0.6)	NM

Per share:
Basic income (loss) per share	$0.08	$(0.01)	NM
Diluted income (loss) per share	$0.08	$(0.01)	NM

Weighted average number of shares outstanding:
Basic	96.0	102.3
Diluted	97.5	102.3

Cash dividends declared per common share	$0.065	$0.060

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31,
	2020	2019
Gross profit (Net sales, less Cost of products sold)	29.2%	31.9%
Selling, general and administrative expenses	22.4%	24.3%
Operating income	4.5%	4.5%
Income before income tax	2.9%	2.5%
Net income	2.1%	(0.2)%
Income tax rate	27.9%	106.0%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in millions)	2020	2019
Operating activities
Net income (loss)	$8.0	$(0.6)
Amortization of inventory step-up	—	0.1
Loss on disposal of assets	—	0.1
Depreciation	8.6	8.8
Amortization of debt issuance costs	0.5	0.5
Amortization of intangibles	8.4	9.3
Stock-based compensation	0.9	2.0
Changes in balance sheet items:
Accounts receivable	112.0	108.1
Inventories	(26.2)	(57.3)
Other assets	(13.8)	(10.1)
Accounts payable	(45.2)	(79.9)
Accrued expenses and other liabilities	(72.1)	(41.1)
Accrued income taxes	(6.3)	(1.2)
Net cash used by operating activities	(25.2)	(61.3)
Investing activities
Additions to property, plant and equipment	(6.9)	(7.2)
Proceeds from the disposition of assets	—	0.1
Cost of acquisitions, net of cash acquired	0.6	—
Other assets acquired	—	(5.4)
Net cash used by investing activities	(6.3)	(12.5)
Financing activities
Proceeds from long-term borrowings	117.4	123.7
Repayments of long-term debt	(5.3)	—
Borrowings of notes payable, net	12.4	4.8
Dividends paid	(6.2)	(6.2)
Repurchases of common stock	(18.9)	(10.5)
Payments related to tax withholding for stock-based compensation	(1.7)	(4.2)
Proceeds from the exercise of stock options	1.5	—
Net cash provided financing activities	99.2	107.6
Effect of foreign exchange rate changes on cash and cash equivalents	(2.1)	(0.3)
Net increase in cash and cash equivalents	65.6	33.5
Cash and cash equivalents
Beginning of the period	27.8	67.0
End of the period	$93.4	$100.5

About Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past, and future, financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancings and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation; excess tax benefits/losses; and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, restructuring charges, expenses associated with debt refinancings and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents total debt, less debt origination costs and cash and cash equivalents divided by Adjusted EBTIDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share, free cash flow, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Operations information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended March 31, 2020 and 2019.

		Three Months Ended March 31, 2020
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (G)	Tax Rate	Net Income	% of Sales
Reported GAAP		$112.2	29.2%	$86.1	22.4%	$17.4	4.5%	$11.1	2.9%	$3.1	27.9%	$8.0	2.1%
Reported GAAP diluted income per share (EPS)												$0.08
Transaction and integration expenses	(B)	—		(0.3)		0.3		0.3		0.1		0.2
Restructuring charges		—		—		0.3		0.3		0.1		0.2
Operating tax gains	(C)	—		—		—		(1.6)		—		(1.6)
Other discrete tax items	(D)	—		—		—		—		(0.2)		0.2
Adjusted Non-GAAP		$112.2	29.2%	$85.8	22.3%	$18.0	4.7%	$10.1	2.6%	$3.1	30.7%	$7.0	1.8%
Adjusted diluted income per share (Adjusted EPS)												$0.07

		Three Months Ended March 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (G)	Tax Rate	Net Income	% of Sales
Reported GAAP		$125.8	31.9%	$95.9	24.3%	$17.9	4.5%	$10.0	2.5%	$10.6	106.0%	$(0.6)	(0.2)%
Reported GAAP diluted income per share (EPS)												$(0.01)
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(0.4)		0.4		0.4		0.1		0.3
Restructuring charges		—		—		2.7		2.7		0.7		2.0
Brazil tax adjustment	(D)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(D)	—		—		—		—		(1.4)		1.4
Adjusted Non-GAAP		$125.9	32.0%	$95.5	24.2%	$21.1	5.4%	$13.2	3.4%	$4.4	33.3%	$8.8	2.2%
Adjusted diluted income per share (Adjusted EPS)												$0.08

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 12.

Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.	Represents the amortization of step-up in the value of inventory associated with the Cumberland asset acquisition in 2019.

B.	Represents transaction and integration expenses associated with the acquisitions of Indústria Gráfica Foroni Ltda. ("Foroni") in 2020, and associated with the Cumberland asset acquisition in 2019.

C.
Represents the gain from certain Brazilian indirect tax credits recognized of $1.1 million and the gain from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for GOBA Internacional, S.A. de C.V. ("GOBA") of $0.5 million.

D.
The adjustments to income tax expense include the effects of the adjustments outlined above in the amount of $0.2 million and discrete tax adjustments of $(0.2) million for a total of $0.0 million, resulting in an adjusted tax rate of 30.7% for the first quarter of 2020, and adjustments in the amount of $0.8 million and discrete tax adjustments of $(7.0) million (including a $5.6 million tax expense related to our Brazilian tax reserve) for a total of $(6.2) million resulting in an adjusted tax rate of 33.3% for the first quarter of 2019.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
(In millions)

The following table sets forth a reconciliation of net income (loss) reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended March 31,
	2020	2019	% Change
Net income (loss)	$8.0	$(0.6)	NM
Inventory step-up amortization	—	0.1	(100.0)%
Transaction and integration expenses	0.3	0.4	(25.0)%
Restructuring charges	0.3	2.7	(88.9)%
Depreciation	8.6	8.8	(2.3)%
Stock-based compensation	0.9	2.0	(55.0)%
Amortization of intangibles	8.4	9.3	(9.7)%
Interest expense, net	8.3	9.5	(12.6)%
Other income, net	(0.5)	(0.2)	NM
Income tax expense	3.1	10.6	(70.8)%
Adjusted EBITDA (non-GAAP)	$37.4	$42.6	(12.2)%

Adjusted EBITDA as a % of Net Sales	9.7%	10.8%

Reconciliation of Net Cash Used by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

The following table sets forth a reconciliation of net cash used by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Net cash used by operating activities	$(25.2)	$(61.3)

Net cash (used) provided by:
Additions to property, plant and equipment	(6.9)	(7.2)
Proceeds from the disposition of assets	—	0.1
Free cash flow (non-GAAP)	$(32.1)	$(68.4)

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2020					2019					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$167.8	$7.6	$—	$7.6	4.5%	$160.4	$6.8	$1.4	$8.2	5.1%	$7.4	4.6%	$(0.6)	(7.3)%	(60)
ACCO Brands EMEA	127.5	12.0	(0.1)	11.9	9.3%	146.5	15.9	0.2	16.1	11.0%	(19.0)	(13.0)%	(4.2)	(26.1)%	(170)
ACCO Brands International	88.8	5.9	0.5	6.4	7.2%	87.0	5.6	1.2	6.8	7.8%	1.8	2.1%	(0.4)	(5.9)%	(60)
Corporate	—	(8.1)	0.2	(7.9)		—	(10.4)	0.4	(10.0)		—		2.1
Total	$384.1	$17.4	$0.6	$18.0	4.7%	$393.9	$17.9	$3.2	$21.1	5.4%	$(9.8)	(2.5)%	$(3.1)	(14.7)%	(70)

Q2:
ACCO Brands North America						$307.9	$60.6	$(0.2)	$60.4	19.6%
ACCO Brands EMEA						128.3	7.4	—	7.4	5.8%
ACCO Brands International						82.5	4.1	0.3	4.4	5.3%
Corporate						—	(10.7)	—	(10.7)
Total						$518.7	$61.4	$0.1	$61.5	11.9%

Q3:
ACCO Brands North America						$272.4	$33.7	$1.9	$35.6	13.1%
ACCO Brands EMEA						133.1	13.8	0.1	13.9	10.4%
ACCO Brands International						100.2	10.8	0.3	11.1	11.1%
Corporate						—	(9.5)	1.3	(8.2)
Total						$505.7	$48.8	$3.6	$52.4	10.4%

Q4:
ACCO Brands North America						$226.1	$29.9	$2.5	$32.4	14.3%
ACCO Brands EMEA						161.4	21.5	2.0	23.5	14.6%
ACCO Brands International						149.9	28.0	2.5	30.5	20.3%
Corporate						—	(11.3)	1.3	(10.0)
Total						$537.4	$68.1	$8.3	$76.4	14.2%

YTD:
ACCO Brands North America	$167.8	$7.6	$—	$7.6	4.5%	$966.8	$131.0	$5.6	$136.6	14.1%
ACCO Brands EMEA	127.5	12.0	(0.1)	11.9	9.3%	569.3	58.6	2.3	60.9	10.7%
ACCO Brands International	88.8	5.9	0.5	6.4	7.2%	419.6	48.5	4.3	52.8	12.6%
Corporate	—	(8.1)	0.2	(7.9)		—	(41.9)	3.0	(38.9)
Total	$384.1	$17.4	$0.6	$18.0	4.7%	$1,955.7	$196.2	$15.2	$211.4	10.8%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 12.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)
Q1 2020:
ACCO Brands North America	4.6%	(0.1)%	—%	4.7%	$7.4	$(0.2)	$—	$7.6
ACCO Brands EMEA	(13.0)%	(2.9)%	—%	(10.1)%	(19.0)	(4.3)	—	(14.7)
ACCO Brands International	2.1%	(7.0)%	16.6%	(7.5)%	1.8	(6.1)	14.4	(6.5)
Total	(2.5)%	(2.7)%	3.7%	(3.5)%	$(9.8)	$(10.6)	$14.4	$(13.6)
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.